FISERV


License and Service Agreement



This LICENSE AND SERVICE AGREEMENT numbered 3810163 is entered into as of the Effective Date below by and between



     Fiserv


a Corporation whose registered office is located at


     2601 Technology Drive
     Orlando, FL 32804


(hereinafter called 'Company') and


     Heartland Financial USA, Inc.


whose registered office is located at


     1398 Central Avenue
     Dubuque, Iowa 52001


(hereinafter called 'Client')


This Agreement shall be construed and enforced under the laws of the State of Florida.




Effective Date:     June 21, 1996

Witnesseth:

WHEREAS, Company is the licensor of the Software System (as hereinafter defined), and
WHEREAS, Client wishes to install and Use (as hereinafter defined), the Software System in Client's premises.
NOW, THEREFORE, the parties hereto agree from the Effective Date as follows:

1.   Definitions

     The following are the definitions of various terms used in this Agreement:

1.1 'Accounts' means the total number of individually designated accounts processed by the Transaction, Time, and Loan subsystem of the Software System.

1.2 'Basic Maintenance Services' means services to correct a Nonconformity or Major Nonconformity in the original, unmodified Software System. Basic Maintenance Services are available only with respect to the current and last prior release of the Software System.

1.3 'Business Requirements' means the description of the Client's business needs and the functionality required.

1.4 'Client Confidential Information' means any confidential information concerning Client's business, that is labeled as such and all data pertaining to Client's customers.

1.5 'Computer System' means that dedicated computer machinery and manufacturer-supplied software identified on Schedule 2. Client shall have sole responsibility to own or lease, unpack, plan, install, test, and maintain the equipment according to any and all applicable building or electrical codes, regulations or requirements, as well as the manufacturer and Company recommendations.

1.6 'Effective Date' means the date identified as such in this Agreement as the date upon which this Agreement shall commence.

1.7  'Enhancements' means modifications made to the Software
     System which add program features or functions not originally within the Software System and which are generally provided upon payment of additional License Fees.
     Company reserves the right to define which changes are upgrades or separately priced enhancements.

1.8 'Functional Specifications' means the description of the detailed functionality changes to product, account and customer level processing.

1.9  'Location' means only those premises identified on Schedule
     1.

1.10 'Maintenance Fee' means that fee for the time being in effect for the provision of the Maintenance Services hereunder.

1.11 'Nonconformity' means a failure of the Software System to accurately process Client's data or to perform functions described in Company's documentation.

          (i) Level One: A Major Nonconformity which renders the Software System inoperative.

          (ii) Level Two: Any nonconformity which significantly degrades the performance of the Software System or which affects regulatory compliance, including, but not limited to, the calculation of interest, fees and balances, and errors affecting the accuracy of customer statements.

          (iii)Level Three: A nonconformity which has a significant impact on the Client's ability to perform its normal business functions and for which no circumvent procedure is available.

          (iv) Level Four: A nonconformity which negatively impacts the ability of the Client to perform its normal business functions but for which there is a relative cost effective circumvent procedure available.

          (v) Level Five: A nonconformity which does not fit into any of the above categories.

1.12 'Professional Service Fees' means the greater of the sums of amounts derived by multiplying either the minimum number of days specified on Schedule(s) 1 or the number of days or fractions of days worked within each grade by the daily fee rate as defined on the Schedule(s) 1. Additional fees may be raised in respect of hours worked outside these at the request of Client at the rates previously agreed in writing by Client.

1.13 'Software System' means the standard, unmodified computer programs in object code, unless otherwise specified on
     Schedule 1, and procedure statements in machine readable form, together with one set of Company standard documentation as listed on Schedule 1. The Software System does not include separate, independent, and stand-alone modules or subsystems which Client has developed and maintained without Company's assistance.

1.14 'Special Maintenance Services' means any other services as specified on Schedule 1.

1.15 'Specification Nonconformity' means a failure of the modified Software System to operate in accordance with the Functional Specifications.

1.16 'Taxes' means all sales, use, excise, value added, and other taxes and duties however designated which are levied by any taxing authority having jurisdiction over the Location. Taxes shall not include any levies by any taxing authority which are based upon the net income of Company.

1.17 'Third Party' means any party other than Company's employees or subcontractors and Client.

1.18 'Total License Fee' means the total sum specified as such on
     Schedule 1 for standard, unmodified modules of the Software System. Any fees for modifications, enhancements, upgrades, or additions to the Software System are excluded from this Agreement unless otherwise specified.

1.19 'Upgrades' means changes made to maintain compatibility with new system software releases or to improve upon previously existing features and operations with the Software System.
     This primarily includes program fixes to the existing
     Software System.

1.20 'Use' means copying or loading any portion of the Software System from storage units or media into any equipment for the processing of data by the Software System once so loaded, or the operation of any procedure or machine instruction utilizing any portion of either the computer program or instructional material supplied with the Software System. Use is deemed to occur at the location where any of the above processes happen. Use is limited to type of operations described in Company documentation solely to process Client's own work and that of majority-owned financial institutions. Use specifically excludes any service bureau or time-share services to minority-owned or unaffiliated third parties without prior written consent by Company and payment by Client of additional fees in accordance with mutually agreed terms.

1.21 'Workday' means Company's working day for the purposes of this Agreement, as specified on Schedule 1.

2.   License to Use the Software System

2.1 Company agrees to furnish the Software System to Client and does hereby grant to Client a non-exclusive, nontransferable
     License to Use the Software System at the Location to process the designated institutions, corporations or any other legal entity, as specified on Schedule 1.

2.2 Client may change the Location, without cost to Client, in the event Client transfers its data processing department to a new location within the same country as the Location. Client will provide Company with fifteen (15) days advance notice of any proposed transfer of operations.

2.3 The Company, prohibits the copying of any portions of the Software System except that Client may copy reasonable quantities of any standard end user documentation; and may copy machine language code, in whole or in part, in reasonable quantities, in printed or electronic form, for use by Client at the Location for archive, back-up or emergency restart purposes, or to replace copy made on defective media. The original, and any copies of the Software System, or any part thereof, shall be the property of Company.

2.4 Client shall maintain any such copies and the original at the Location and one Client archive site in the same country as the Location, which site is specified on Schedule 1. Client may transport or transmit a copy of the Software System from the Location or the Archive Site to another location in the same country as the Location for back-up use when required by Computer System malfunction, provided that the copy or original is destroyed or returned to the Location or Archive Site when the malfunction is corrected. Client shall reproduce and include Company's copyright and other proprietary notices on all copies, in whole or in part, in any form, of the Software System made in accordance with this Section.

2.5 Company grants to Client the right to Use any modifications furnished or authorized by Company pursuant to a separate written agreement.

3.   Professional Services Terms

3.1 In consideration of the payment to Company by Client of the Fees and the cost of all items and services provided and any other expenses incurred by Company in connection with this Agreement, as defined on Schedule(s) 1, Company hereby agrees to provide personnel of the grades, and between the dates specified on Schedule(s) 1 to work on behalf of Client in accordance with the terms and conditions set out below.

3.2 All work which is to be performed by Company hereunder shall be based upon the preliminary Business Requirements listed on Schedule 3. Client shall utilize Schedule 3 to provide Company with all necessary information concerning its requirements for modifications to the Software System or other information requested by Company related to Company's performance of its obligations under this Agreement. Any estimates of costs and completion dates listed on the Schedules are referenced solely for the purpose of allowing Client to plan its budgets and schedules based upon the then available information.

3.3 Company shall provide a Preliminary Project Plan based upon the Business Requirements which shall be incorporated as
     Schedule 4 when appropriate. Schedule 4 shall contain a preliminary listing of the nature and timing of tasks for the project, some of which are to be performed by Company and some by Client. Company shall utilize reasonable efforts to meet the dates set forth in the Project Plan or any replacement thereof.

3.4 In the event that Company is to provide installation, conversion or training to Client for the Software System, the fees therefore shall be as specified on Schedule 1. The nature and timing of any installation, conversion and training shall be as specified in the Project Plan mutually agreed upon by the parties.

3.5 In the event that Company is to provide modifications to the Software System, the modifications shall be based upon specifications created by Company and approved by Client as provided below:

          (i) During the phase referred to on the Project Plan as "Functional Specifications", Company may develop Functional Specifications based upon the descriptions contained on Schedule 3 for Client's written approval. Company shall not be obligated to perform any further development work until Specifications have been accepted in writing by Client which acceptance shall not be unreasonably withheld or unduly delayed.

          (ii) Modifications, changes, enhancements, conversions, upgrades or additions to the Software System beyond those stated in the Functional Specifications shall be added only upon mutual written agreement. In the event the parties agree to add any such items, the Project Plan shall automatically be modified to the extent necessary to allow for the implementation or provision of the items.

          (iii)The Project Plan shall also set forth the time period after the acceptance of the Functional Specifications within which Company shall prepare "Functional Specifications" including an acceptance test script for the adaptations described therein. After Client's written acceptance of the Functional Specifications, which acceptance shall not be unreasonably withheld or delayed, Company shall commence activities to modify the Software System for use by Client in accordance with the Project Plan.

          (iv) The Software System adaptations shall be deemed to have been accepted by Client either upon the completion of a formal Acceptance Test (as set forth in the test scripts) or 30 days after delivery of the modified Software System, whichever occurs first. Acceptance by Client will not be unreasonably withheld or unduly delayed. Client agrees promptly to notify Company in writing (and with reasonable particularity) upon conclusion of the Acceptance Test or earlier upon discovery of any Specification Nonconformities disclosed by such testing or use. Company shall correct any Specification Nonconformities disclosed by such testing without further charge to Client within a reasonable time of Client's notice.

3.6 The Professional Services Fees are based on a workday as defined on Schedule(s) 1. Additional Professional Services Fees may be raised in respect of hours worked outside these at the request of Client at the rates previously agreed in writing by Client.

3.7 If support is primarily required in part days, Company may notify Client that an hourly fee rate shall apply. The hourly rate will be calculated pro-rata of the stated daily rate unless otherwise agreed.

3.8 The daily rates quoted in the table will be valid for three months from the effective date listed on the relevant
     Schedule 1. Thereafter, they will be subject to change by Company on one-month's notice.

3.9 A higher Professional Services Fee may be applied for an individual whose support to Client has advanced to a new job grade or after one month's notice if his general development warrants a job upgrade by Company.

4.   Maintenance Services Terms

4.1 In consideration of the payment to Company by Client of the Maintenance Fee, Company agrees to furnish to Client
     Maintenance Services as described and subject to the terms and conditions contained in this Agreement.

4.2 Client may elect to receive Basic Maintenance Services and/or Special Maintenance Services by designating the services selected on Schedule 1.

4.3 Company shall maintain the Software System in compliance with applicable Federal regulations.

4.4 Client agrees to train current and future employed staff members on the technical and user operations of the Software System. If the Client chooses, training can be provided at the Company's location or at the Client's location at the then current training rates. Phone training will also be invoiced at the said rate.

4.5 As part of Basic Maintenance Services, Company shall provide telephone support for reporting of Level One, Two, and Three Nonconformities twenty-four hours per day, seven days per week. Company shall provide services to correct or resolve any other Nonconformity of the Software System only on Workdays. Telephone cost for remote dial-up is Client's expense. Company may utilize remote diagnostic software and dial-up telephone lines in providing these services.

4.6 Company and Client shall promptly assign such technical personnel as are necessary to identify, isolate, and reconstruct any reported Level One Nonconformity and, provided that such Nonconformity is capable of reconstruction and is due to a defect in the Software System, Company and Client shall utilize its best efforts to correct or utilize a circumvent procedure to restore system operation within twenty-four hours of Company's receipt of the call or before the next occurrence of the nonconformity. Company shall provide such services to Client free of any additional fees and charges, including but not limited to any reimbursement for travel of Company technical personnel incurred during the resolution of the Major Nonconformity.

4.7 Company and Client shall use its best efforts to correct or adopt a circumvent procedure with respect to a Level Two
     Nonconformity within forty-eight hours of its receipt of the Level Two Nonconformity report.

4.8 Company and Client shall use its commercially reasonable best efforts to correct a Level Three Nonconformity within five business days of its receipt of the Level Three
     Nonconformity report by providing a circumvent procedure or code, whichever is most reasonable.

4.9 Company shall use its commercially best efforts to adopt a circumvent procedure with respect to a Level Four Nonconformity within five (5) business days of its receipt of the Nonconformity or the next occurrence of the issue. If a circumvent procedure has been adopted, Company may deliver a software coded correction to the Level Four Nonconformity with the next scheduled base release of the Software System that is still open for development changes at the time of the notice of the Level Four Nonconformity.

4.10 Company shall use its commercially reasonable best efforts to correct a Level Five Nonconformity with the next Software
     System Release open for development at the time of the notice of the Level Five Nonconformity.

4.11 Should Company's review of the Level One, Two or Three Nonconformity indicate, in Company's reasonable opinion, that the reported problem is not in the Software System but is due to Client's abuse or misuse of the Software System, or by a modification or addition to the Software System not performed by Company (inclusive of the integration of Third Party products with the software system), or by Client's failure to properly maintain the Computer System or to install the required system software release as instructed by Company, then:

          (i) Client agrees, if required by Company, to reimburse Company the related costs of work performed by Company in investigating the problem including related system calculated on a time-and-materials basis at Company's then standard professional service rates, and

          (ii) Company, on request of Client, shall advise Client whether Company can correct or assist in resolving such problem, and the terms under which Company shall undertake the same, and on written acceptance by Client shall correct or assist in resolving the problem in accordance with such terms.

4.12 Maintenance Fees cover an average of ten (10) hours of support per month. If the average for the month is greater than fifty percent (50%) of the ten (10) hours, the Client will be contacted and invoiced for hourly support at the Company's current rates.

4.13 The initial Maintenance Fee and adjustment terms are specified on Schedule 1. Maintenance Fees shall be subject to annual increases and shall also be subject to increase following delivery of new versions of, or modifications or additions to the Software System or changes in the number of accounts processed as specified in the License and Service Agreement.

4.14 All such increases to the Maintenance Fee shall be incorporated by amending Schedule 1.

4.15 Invoicing of the Maintenance Fee will commence as specified on Schedule 1.

5.   Use Of And Rights To Company's Work Product

     All information, reports, studies, object or source code, flow charts, diagrams and other tangible or intangible material of any nature whatsoever produced by or as a result of any of the services performed hereunder shall be the sole and exclusive property of Company or its corporate parent. Client shall be entitled to Use all such work product produced by Company in accordance with the terms and conditions of the License and Service Agreement. Nothing contained in this Agreement shall be deemed to provide greater rights with respect to the Software System, as modified for Client's use herein, than those provided in the License and Service Agreement.

6.   Term

6.1  The term of the License grant shall begin on the Effective
     Date and continue in perpetuity unless terminated earlier as provided herein.

6.2 The provision of the Maintenance Services by Company shall commence on the Effective Date specified on Page 1 hereto and shall continue for a period of five years.

6.3 A Maintenance Services agreement may be renewed for successive one year terms at Company's then current fees for all modules then under License.

7.   Delivery

     The Company agrees to deliver the Software System to the Location.

8.   Payment

8.1 Company shall add to each invoice for reimbursement by Client an amount equal to any applicable Taxes. Company shall remit such Taxes to the appropriate taxing authorities.

8.2 Each payment to be made to Company under this Agreement shall be paid by Client, in funds as specified on Schedule 1, within fifteen (15) days of the date of an invoice in respect thereof and the time of payment shall be of the essence of this Agreement.

8.3 If the whole or any part of any invoice remains outstanding for thirty (30) days or more, Client shall pay an agreed financial charge calculated at the rate of one and one half percent (1-1/2%) per part or complete month on the overdue balance. Company shall pay the same financial charge on the amount of any credit due to Client for sums previously paid by Client which were the subject of a dispute resolved in Client's favor.

8.4 Except as expressly provided in this Agreement to the contrary, Client agrees to pay the reasonable travel and living expenses of any employees of Company and its authorized contractors who render services at either the Location or any other Client site in connection with the activities described in this Agreement. All expenses shall be itemised on invoices submitted by Company and shall be due and payable upon presentation of each invoice as provided herein.

9.   Performance

9.1 Client shall give Company full access to the Location, the Software System, and the Computer System to enable Company to provide Services and shall make available information, facilities, and services reasonably required by Company for the performance of its obligations under this Agreement.

9.2 Work in determining the nature of any problem or in making corrections, amendments, or additions to the Software System may be carried out at Company's site or at the Location at the discretion of Company.

9.3  Client agrees to maintain the Computer System and Software
     System according to Company recommendations during the term of this Agreement.

10.  Rescheduling

     If Client is unable to provide access to required facilities or personnel or is unable to meet its tasks assigned on Schedules 3 and 4 in a timely manner, Company will endeavor to reschedule tasks to minimize the non-productive time arising. All such non-productive time is chargeable to Client. If such non-productive time is expected to be significant, Company will endeavor to reassign its personnel to other suitable work. In this event, Client will not be charged for the time personnel were reassigned.

11.  Schedules

     The attached Schedules form part of and are included in this Agreement.

12.  Warranties

12.1 The Company warrants that the Software System will perform the functions specified in the Documentation identified on
     Schedule 1. For a period of ninety (90) days after delivery, Company will promptly provide replacements or corrections to any part of the Software System which does not so perform where such failure is material and is notified in writing to Company within such period. This warranty shall not apply if the problem has been caused by unauthorized amendment to the Software System, or by incorrect Use. Company acknowledges that the Software System is designed to operate on the Computer System specified on Schedule 2 and both parties acknowledge that the warranties given by Company are conditional upon the procurement and maintenance by Client of the Computer System in accordance with such configuration.

12.2 The Company's obligation under the warranty stated in the foregoing paragraph shall be to repair or replace defective or non-conforming parts of the Software System at its own expense and within a reasonable time.

12.3 The Company warrants that it has the right to License the Use of the Software System.

12.4 Company warrants that the Services described in this Agreement shall be performed in a workmanlike manner and in accordance with standards applicable to the financial software services industry.

12.5 THE WARRANTIES STATED ABOVE ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY COMPANY. COMPANY DOES NOT MAKE, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF COMPANY FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE SOFTWARE SYSTEM.

13.  Indemnity

13.1 Company shall indemnify Client and hold it harmless against any claim or action which alleges that the use of the Software System infringes a patent, copyright or other proprietary right of a third person enforceable in the Location. Client agrees that it will notify Company promptly in writing of any such claim and grants Company sole right to control the defense and disposition of such claim.

13.2 If as a result of any such claim Company or Client is permanently enjoined from using the Software System by a final, nonappealable decree, Company at its sole option and expense may procure for Client the right to continue to use the Software System or at its sole option and expense, may provide a replacement or modification for the Software System so as to settle such claim. If modification of the Software System is not reasonably practical in the sole opinion of Company (reasonably given), Company shall discontinue and terminate this License upon written notice to Client and shall refund to Client all License Fees paid to Company under this Agreement. In making this determination, Company will give due consideration to all factors including financial expense.

13.3 The foregoing states the entire liability of Company for the infringement of any copyrights, patents or other proprietary rights of a third person by the Software System or any parts thereof, and Client hereby expressly waives any other liabilities on the part of Company arising therefrom.

13.4 The Company shall have no liability for any claim which is based upon

          (a) the Use of any part of the Software System in combination with Materials or software not provided by Company; or

       (b)    modifications made by Client or any Third Party.

14.  Limitation of Liability of the Parties

14.1 Each party shall indemnify and hold the other harmless against any

       (a)    loss of or any damage to any tangible property or

       (b)    injury to or death of any person;

     caused by the negligence of, breach of statutory duty by, or willful misconduct of the indemnifying party's employees, agents, or sub-contractors.

14.2 COMPANY SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, WHETHER IN TORT OR IN CONTRACT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, THE LIABILITY OF COMPANY TO CLIENT FOR ANY REASON AND UPON ANY CAUSE OF ACTION WHATSOEVER SHALL BE LIMITED TO THE AMOUNT OF ANY LICENSE FEE WHICH CLIENT HAS PAID TO COMPANY AS OF THE DATE ON WHICH SUCH CAUSE OF ACTION ACCRUES.

15.  Title

15.1 Nothing in this agreement shall convey to Client any title to or any rights in the Software System including but not limited to all proprietary rights or ownership of any modifications. The Client's sole right in relation to the Software System or any modifications is to Use the same for the duration of this Agreement under the terms and conditions herein contained.

15.2 The Software System and all modifications, enhancements, or upgrades made to the Software System and all patents, copyrights, or other proprietary rights related to each of the above are the sole and exclusive property of Company, whether made by Company, Client, or any of their employees or agents.

16.  Non-Disclosure

16.1 Company has granted Client the limited right to use the Software System as provided in this Agreement. Client acknowledges that

          (a) the Software System, including all specifications, work product, translations and other materials developed by Company, and

       (b)    the terms and conditions of this Agreement

     contain highly confidential, unique, secret and valuable information of Company. Client agrees that it shall not decompile, disassemble or reverse engineer the Software System and that it shall not sell, transfer, publish, disclose, display or otherwise make available to others the Software System, any materials relating to or forming a part of the Software System or any other proprietary information of Company without the prior written consent of Company. Client agrees to secure and protect the Software System and proprietary information and to take appropriate action by written agreement with its employees who are permitted access to such materials to satisfy its obligations hereunder. Client further agrees that it shall use its best efforts to assist Company in identifying and preventing any use or disclosure of any portion of the Software System or proprietary information. As a precondition of Client's request to Company for consent to disclose the Software System, in whole or in part, to a Third Party, Client shall obtain from such party an executed Schedule 5. All obligations and undertakings of Client relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement, shall survive the termination of this Agreement for any reason.

16.2 Company shall protect any Client Confidential Information from disclosure with the same degree of care afforded by Company to its own confidential information. All obligations and undertakings of Company specified herein with respect to Client Confidential Information shall survive the termination of this Agreement for whatever reason.

16.3 Client shall permit Company's authorized representatives at all reasonable times during Client's normal hours of operation to audit Client's Use at the Location to determine that the provisions of this Agreement are being faithfully performed. For that purpose, Company shall be entitled to enter into any of Client's premises and Client hereby irrevocably grants authority to Company and authorized representative to enter such premises for such purpose. Any such audit shall be conducted in such a manner as to minimize the disruption to Client's business and/or the Use of the Software System.

16.4 Client shall promptly notify Company if it becomes aware of any breach of confidence relating to the Software System or other Company proprietary information and give Company all reasonable assistance in connection with Company's investigation of same.

17.    Termination

17.1 The termination of this Agreement shall automatically, and without further action by Company, terminate and extinguish the License, and all rights in and to the Software System shall automatically revert irrevocably to Company. Company shall have the right to take immediate possession of the Software System and all copies thereof wherever located without further notice or demand.

17.2 Client may terminate the Agreement in the event of a material default by Company that is not cured within the applicable cure period specified in this Agreement, or a reasonable cure period (with the minimum being thirty (30) days if no other cure period is stated) from receipt by Company of written notice specifying the nature of the default with reasonable particularity.

17.3 If Client violates any of the Non-Disclosure, Non-
     Assignment, or License to Use provisions of this Agreement and fails to remedy any such breach within five (5) days of notice thereof from Company, Company may terminate this Agreement without further notice.

17.4 If Client violates or fails to perform any of the terms or conditions other than those specifically expressed in Sub-clause (17.3) and fails to remedy any such breach within thirty (30) days of notice thereof from Company, or if Client shall become insolvent or ceases to do business, then Company may give a written notice declaring this Agreement is terminated at the expiration of such notice period.

17.5 Exercise of the right of termination afforded to either party shall not prejudice legal rights or remedies either party may have against the other in respect of any breach of the terms of this Agreement.

17.6 Client's failure to pay on a timely basis is cause for termination of this agreement and the License.

18.  Force Majeure

     Neither party shall be responsible for delays or failures in performance resulting from acts reasonably beyond the control of that party.

19.  Non-Assignment

19.1 In the event of the sale of fifty percent (50%) or more of Client's common stock, or the sale of all or substantially all of Client's assets, or in the event of any merger in which Client is not the surviving organization, Client may transfer this Agreement and the License upon the prior written consent of Company, which consent shall not be unreasonably withheld or delayed.

19.2 If the organization acquiring Client's common stock, assets or surviving a merger is an organization deriving more than five percent (5%) of its gross revenues from providing service bureau, time share, computer software consulting services, computer software licensing or computer hardware sales, Company shall be under no obligation to consent to such transfer.

19.3 Except as expressly provided above, neither party may assign or transfer its rights, duties or obligations under this Agreement to any person or entity, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

20.  Entire Agreement

20.1 This instrument constitutes the complete and exclusive statement of the Agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto.

20.2 Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party but not embodied herein.

20.3 This Agreement may not be modified or altered except by a written instrument executed by both parties.

21.  Variation

     No variation of this Agreement shall be binding on either party unless such variation is incorporated in a revised
     Schedule to this Agreement and signed by the duly authorized representatives of both parties.

22.  Notices

     Any notice required to be given hereunder shall be given by sending the same

          (a) by air courier to the addresses as first set out above or to any subsequent address designated by either party for the purpose of receiving notices pursuant to this Agreement, and any notice so sent shall be deemed to have been given three (3) business days after the same was mailed; or

       (b)    by confirmed facsimile.

23.  Action

     No action, regardless of form, arising out of this agreement shall be brought by Client more than two (2) years after such cause of action shall have accrued.

24.  General Terms

24.1 In the event that a dispute arises concerning the terms of this Agreement the aggrieved party shall refer such dispute to arbitration as specified herein. Such arbitration shall be held in the City or suburbs of Orlando, Florida, in accordance with the rules of the American Arbitration Association pertaining to the Resolution of Computer Disputes ("AAA Rules") then in effect. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the parties. The arbitrators shall have the authority to grant any legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter.

24.2 The prevailing party in an action brought against the other to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs and expenses of bringing such action including its reasonable attorneys fees.

24.3 Company and Client agree that each provision in this Agreement is deemed equally essential to each party.

24.4 The section headings used herein are inserted only as a matter of convenience and for reference and shall not affect the construction or interpretation of this Agreement.

24.5 If any provision of this Agreement is held to be unenforceable, the other provisions shall nevertheless continue in full force and effect.

24.6 The failure of either of the parties to insist upon strict performance of any of the provisions of this Agreement shall not be construed as the waiver of any subsequent default of a similar nature.

IN WITNESS whereof this Agreement has been executed as of the Effective Date set forth on Page 1 by the following duly authorized representatives:


For and on behalf of Client

By:   \s\ Ed Everts
Title: Senior Vice President

For and on behalf of Company

By:     \s\ Rosemary K. Hartman
Title:  President, CBS USA

FISERV

License and Service Agreement      No.  3810163


SCHEDULE 1


Company:  Fiserv


Client:          Heartland Financial USA, Inc.


Effective Date:  June 21, 1996


License Section

A.   Software System Based on Number of Accounts Processed No
     Limitations.

1.   Software System based on the processing of Heartland
     Financial USA, Inc. and subsidiary's in which Heartland
     Financial USA, Inc. owns fifty-one percent (51%) or more of the preferred and/or common stock, herein released to as additional subsidiary/subsidiaries.

2.   The following modules of the FIserv Comprehensive Banking
     Systems software to function on the Computer System listed on Schedule 2.

          CBS License Fees include:

            Common File Subsystem
            CIF Subsystem
            General Ledger Subsystem
            Universal Loan Subsystem
            FTMS Subsystem
            Time Subsystem
            Transaction Subsystem
            ACH Subsystem
            Account Reconciliation Subsystem
            CBS Chargeback Subsystem
            Safe Deposit Subsystem
            Item Processing Interface
            InterVoice Interface (if Purchase Option exercised)
            ATM Positive Balance File
            DPSC Call Reporter II Interface
            Asset Liability Extract
            FAST Account Sales (22 workstations) (if Purchase
            Option exercised)


          3. System Documentation which are Instruction Manuals for use of the Software System and for the completion of documents for the Software System, including one set of hard copy documentation.


B.        Location:

          1398 Central Avenue
          Dubuque, IA 52001


          Archive Site:  TBD

C.   Total License Fee

     Modules                                 License Fee
1.:  License Fee for the following subsidiaries:

     Dubuque Bank & Trust Company, Dubuque, IA
     First Community Bank, FSB - Keokuk, IA
     Galena State Bank, Galena, IL
     Riverside Community Bank, Rockford, IL

     a: CBS License Fees include:
        CBS Core
        Common File Subsystem
        CIF Subsystem
        General Ledger Subsystem
        Universal Loan Subsystem
        FTMS Subsystem
        Time Subsystem
        Transaction Subsystem
        ACH Subsystem
        Account Reconciliation Subsystem
        CBS Chargeback Subsystem

        CBS Core Total                       $225,000

     b: Additional Products                  $ 10,000
        Safe Deposit Subsystem               $ 10,000
        Item Processing Interface            $ 20,000
        ATM Positive Balance File            $  5,000
        DPSC Call Reporter II Interface      $ 10,000
        Asset Liability Extract

        c.                                  Optional Products
        (Pricing good for ten (10) business days from contract
        signing)
        Intervoice Interface                 $ 20,000
        FAST Account Sales
     (22 license object code only)           $ 31,900

     Total Additional Products               $106,900

     Total License Fee                       $331,900

2.:  Additional subsidiaries (as defined in Schedule 1.a.1:
     $2,800 per month for each additional subsidiary.


D.   License Fee Payment Timetable

     The Amount Payable is due according to the following timetable:

     D.1  For CBS Products listed in C.1.a and C.1.b

Date           Event                         Amount Payable

               Contract signing of products
               listed in C.1.a and C.1.b        50%

               Upon delivery of CBS Core
               products listed in C.1.a         50%

     D.2  For Optional Products in C.1.c

Date           Event                         Amount Payable

               Contract signing of products
               listed in C.1.c                  50%

               Upon delivery of Optional
               Products listed in C.1.c         50%


Professional Services Section

Workday 8 hours.

A.        Professional Services Fees

     Actual cost for professional Services Fees (excluding reasonable travel and living expenses) associated with the implementation and conversion for Heartland Financial USA, Inc.'s subsidiaries listed in Schedule 1.C.1 will not exceed
     $276,000.

     A flat daily equivalent rate for Professional Services during implementation and conversion: $900 per FTE (full-time employee).


B.   Professional Services Fees Payment Timetable

     The Amount Payable is due according to the following timetable:

Date           Event                         Amount Payable

               Monthly invoicing for actual
               Professional Services rendered
               and reasonable travel and
               living expenses incurred.



Maintenance Services Section

A.        Maintenance Services

     Effective Date for Maintenance Services only:

     The term of Maintenance Services is seventy-two (72) months commencing at conversion of the first subsidiary in to a production environment.

     Modules:  (Same as Section A.1.)
               CBS Core Modules listed in Section C.1.a

     Basic Maintenance:
          $6,000


     Special Maintenance:
          Additional license fees listed in C.1.b $1,580


     Annual Increase Amount:
          Shall be limited to the lesser of ten percent
          (10%) or the change in the U.S. Department of Labor, Consumer Price Index (CPI) for Urban Wage
          Earners and Clerical Workers, All Cities, (1982 =
          100) for the twelve (12) month period preceding the anniversary date.



B.        Maintenance Fee Payment Timetable

          $7,580 payable on the Effective Date above and monthly thereafter.


This Schedule 1 replaces all previous Schedule 1 forms for the Agreement as of the Execution Date noted below.

For and on behalf of Client
By        \s\ Ed Everts
Title:    Senior Vice President


For and on behalf of Company
By:       \s\ Rosemary K. Hartman
Title:    President, CBS USA

Execution Date:     June 30, 1996

FISERV

License and Service Agreement      No. 3810163

Schedule 2                         Third Party Hardware and
                                   Operating System Software



FISERV
License and Service Agreement      No.  3810163

SCHEDULE 3                    Business Requirements
                              (To Be Agreed Upon Findings of the
                              Operations Audit.  This should
                              include each party's
                              responsibilities and a formal sign-
                              off procedure.)

Company:  Fiserv

Client:   Heartland Financial USA, Inc.

Effective Date:

Description:                    Lundy Tellermation Interface
Responsibility:                 FISERV
Estimated Man Days:             23 days
Personnel Grades:               Analyst/Programmer
Estimated Cost:                 $20,240
Estimated Completion Date:      02/15/97

For and on Behalf of Client
By:    \s\ Ed Everts
Title: Sr. Vice President

For and on Behalf of Company
By:     \s\ Rosemary K. Hartman
Title:  President, CBS USA

FISERV
License and Service Agreement      No.  3810163

SCHEDULE 4                         Preliminary Project Plan

Company             FISERV

Client              Heartland Financial USA, Inc.

Effective Date:     June 21, 1996


For and on Behalf of Client

By:    \s\ Ed Everts
Title: Senior Vice President


For and on Behalf of Company

By:     \s\ John E. O'Malley
Title:  President, CBS USA

FISERV
License and Service Agreement                No.  3810163

SCHEDULE 5

          CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

Witnesseth:

WHEREAS FIserv CIR, Inc. (hereinafter called the Company), is the owner and licensor of certain computer software, and WHEREAS, the Client has entered into a License Agreement for the use of the Company's Software System (as such items are defined therein), and
WHEREAS, the undersigned party (hereinafter called the "Consultant") desires access to certain confidential information of Company in order to fulfill its obligations to Client:
NOW THEREFORE, in consideration of Consultant's original and continuing access to Company's confidential information, Consultant agrees as follows:
For purposes of this Agreement, "Confidential Information" shall mean information or material proprietary to the Company, which the Consultant develops or obtains knowledge or access through or as a result of the Consultant's relationship with the Company or its Client (including information conceived, originated, discovered or developed in whole or in part by the Consultant). The Confidential Information includes, but is not limited to, the following types of information (whether or not reduced to writing): discoveries, ideas, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, "know-how," marketing techniques and materials, marketing and development plans, customer names and other information related to customers, price lists, pricing policies and financial information. Confidential Information also includes any information described above which the Company obtains from another party and which it treats as proprietary or designates as Confidential Information. INFORMATION PUBLICLY KNOWN THAT IS GENERALLY EMPLOYED BY THE TRADE AT OR AFTER THE TIME THE CONSULTANT FIRST LEARNS OF SUCH INFORMATION, OR GENERIC INFORMATION OR KNOWLEDGE WHICH THE CONSULTANT WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT OR WORK ELSEWHERE IN THE TRADE, SHALL NOT BE DEEMED PART OF THE CONFIDENTIAL INFORMATION.

All notes, materials or records, of any kind, in any way incorporating or reflecting any of the Confidential Information shall belong exclusively to the Company and the Consultant agrees to turn over all copies of such materials in its control to the Company upon request or upon termination of its assignment to the Company.

The Consultant agrees during its assignment to the Company's Client and thereafter to hold in confidence and not to directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or utilize any of the Confidential Information for any purpose, except in the course of its work for the Company's Client.

The Consultant agrees that any inventions, ideas or original works of authorship in whole or in part conceived or made by the Consultant during or after the term of the Company's assignment to the Company's Client which are made through the use of any of the Confidential Information shall belong exclusively to the Company and shall be considered part of the Confidential Information for purposes of this Agreement whether or not fixed in a tangible medium of expression. Without limiting the foregoing, the Consultant agrees that any such original works of authorship shall be deemed to be "works made for hire" of which the Company shall be deemed the author, provided that in the event and to the extent such works are determined not to constitute "works made for hire" as a matter of law, the Consultant hereby irrevocably assigns and transfers to the Company all rights, title, and interest in such works, including but not limited to Copyrights, patent rights, trade secrets industrial property rights, and moral rights and shall execute all documents reasonably requested by the Company for the purpose of registering such rights.

This Agreement shall be governed by and construed in accordance with the laws of Florida.

The Consultant agrees to the above terms, which terms constitute the entire agreement between the parties, and acknowledges receipt of a copy of this Agreement.

Consultant:
By:     \s\ Ed Everts
Name:   Ed Everts
Title:  Senior Vice President
Date:   June 21, 1996

Software License Agreement


This LICENSE AGREEMENT numbered 3810163.01 is entered into as of the Effective Date below by and between FIserv CIR, Inc., a Delaware corporation with offices located at 2601 Technology Drive, Orlando, FL 32804 ("Fiserv") and Heartland Financial USA, Inc., with offices located at 1398 Central Avenue, Dubuque, IA 52001 ("you").

Effective Date:     June 21, 1996

Witnesseth:

WHEREAS, Fiserv is the licensor of the FAST software and associated documentation ("Software"), and
WHEREAS, you wish to install and use the Software in your premises.
NOW, THEREFORE, the parties hereto agree from the Effective Date as follows:

1.   License to Use the Software

1.1 Fiserv hereby grants you the non-exclusive, perpetual right to use the number of copies of the Software as specified in
     Schedule 1. Each such copy may be used only on a single computer. The Software is in `use' on a computer when loaded into temporary memory or installed into permanent memory of that computer. However, installation on a network server for the sole purpose of internal distribution shall not constitute `use' for which a separate license is required, provided you have a separate license for each computer to which the Software is distributed. You agree that access to the Software shall be given only to your employees on a need to know basis, and only after informing them of the terms and conditions relative to the use and disclosure of the Software and cause them to adhere to all such terms and conditions.

1.2 The Software is owned by Fiserv or its suppliers and is protected by United States copyright laws and international treaty provisions and other applicable national laws. You shall have no rights to the Software or any copies thereof, except for the right to use the Software as described in this Agreement.

1.3  You agree you will not:

          (a) make additional copies of the Software except for one 1) archival or back-up copy;

          (b) use the Software in a computer service business, network, timesharing, multiple CPU or multiple user arrangement, or otherwise disclose or allow the Software to be used by or for the benefit of any third party;

          (c) alter, decompile, disassemble, reverse engineer, or otherwise modify the Software, and/or merge the Software with another software product or program;

          (d) convey any rights of use or otherwise in or to the Software to any third party;

     (e)  make any translations of the Software;

          (f) make telecommunications or data transmissions of the Software; or

          (g) remove any copyright or proprietary rights notices placed upon or within the Software.

2.   Payment

2.1 Any taxes applicable to the subject matter of this Agreement shall be your responsibility.

2.2 Payments of license fees, annual maintenance fees, or other fees as specified in Schedule 1 are due upon receipt of the invoice.

2.3 If the whole or any part of any invoice remains outstanding for thirty (30) days or more, you agree to pay a financial charge calculated at the rate of one and one half percent (1-1/2%) per part or complete month on the overdue balance.

3.   Warranties

3.1 Fiserv warrants that the Software will perform in substantial accordance with its functional specifications when operated in the specified operating environment as described in the documentation. Fiserv will provide replacements or corrections to any part of the Software that does not so perform where such failure is material, provided Fiserv is notified in writing. This warranty shall not apply if the problem is caused by unauthorized modification to the Software or by incorrect use.

3.2 Fiserv's obligation under the warranty stated in the foregoing paragraph shall be to repair or replace defective or non-conforming parts of the Software at its own expense and within a reasonable time.

3.3 Fiserv warrants that it has the right to license the use of the Software.

3.4 THE WARRANTY STATED ABOVE IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY FISERV. FISERV DOES NOT MAKE, AND YOU HEREBY EXPRESSLY WAIVE, ALL OTHER WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF FISERV FOR DAMAGES ARISING OUT OF THE USE OR PERFORMANCE OF THE SOFTWARE.

4.   Indemnity

4.1 Fiserv shall indemnify you and hold you harmless against any claim or action that alleges use of the Software infringes a patent, copyright, or other proprietary right of a third person. Such indemnity is conditioned on you providing prompt written notification to Fiserv of any such claim and granting Fiserv sole right to control the defense and disposition of such claim.

4.2 If as a result of any such claim you or Fiserv is permanently enjoined from using the Software by a final, nonappealable decree, Fiserv at its sole option and expense, may procure for you the right to continue to use the Software, or at its sole option and expense, may provide a replacement or modification for the Software so as to settle such claim. If modification of the Software is not reasonably practical in Fiserv's sole opinion, Fiserv shall discontinue and terminate this license upon notice to you and shall refund to you all license fees paid to Fiserv under this Agreement. In making this determination, Fiserv will give due consideration to all factors including financial expense.

4.3 The foregoing states the entire liability of Fiserv for the infringement of any copyrights, patents, or other proprietary rights of a third person by the Software or any parts thereof. You hereby expressly waive any other liabilities on the part of Fiserv arising therefrom.

4.4 Fiserv shall have no liability for any claim that is based upon:

          (a) the use of any part of the Software in combination with materials, software, or equipment not provided by Fiserv; or

     (b)  modifications made by you or any third party.

5.   Limitation of Liability of the Parties

5.1 Each party shall indemnify and hold the other harmless against any: (a) loss of or damage to any tangible property; or (b) injury to or death of any person; caused by the negligence of, breach of statutory duty by, or willful misconduct of the indemnifying party's employees, agents, or sub-contractors.

5.2 FISERV SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, WHETHER IN TORT OR IN CONTRACT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, FISERV'S LIABILITY FOR ANY REASON AND UPON ANY CAUSE OF ACTION WHATSOEVER SHALL BE LIMITED TO THE AMOUNT OF ANY LICENSE FEE PAID TO FISERV AS OF THE DATE ON WHICH SUCH CAUSE OF ACTION ACCRUES.

6.   Non-Disclosure

6.1 Fiserv has granted you the limited right to use the Software as provided in this Agreement. You acknowledge that the Software, including all specifications, work product, translations, and other materials developed by Fiserv contains highly confidential, unique, secret, and valuable information of Fiserv. You agree not to make available to others the Software, any materials relating to or forming a part of the Software, or any other proprietary information of Fiserv. You agree to secure and protect the Software and proprietary information and to take appropriate action by written agreement with your employees permitted access to such materials to satisfy your obligations hereunder. You further agree to use your best efforts to assist Fiserv in identifying and preventing any use or disclosure of any portion of the Software or proprietary information. Your obligations relating to confidentiality and nondisclosure shall survive the termination of this Agreement for any reason.

6.2 You will permit Fiserv's authorized representatives at all reasonable times during your normal hours of operation to audit your use of the Software to determine that the provisions of this Agreement are being faithfully performed. Any such audit shall be conducted in such a manner as to minimize the disruption to your business.

6.3 You shall promptly notify Fiserv if you become aware of any breach of confidence relating to the Software or other
     Fiserv proprietary information and give Fiserv all reasonable assistance in connection with Fiserv's investigation of same.

7.   Termination

7.1 This Agreement shall remain in effect until terminated. Upon termination, without further action by Fiserv, all rights in and to the Software by you shall terminate and shall automatically revert irrevocably to Fiserv. Fiserv shall have the right to take immediate possession of the Software and all copies thereof wherever located without further notice or demand.

7.2 You may terminate this Agreement in the event of a material default by Fiserv not cured within a reasonable cure period (with the minimum being thirty (30) days if no other cure period is stated) after notice to Fiserv specifying the nature of the default with reasonable particularity.

7.3 If you violate any of the non-disclosure, non-assignment, or license to use provisions of this Agreement and fail to remedy any such breach within five (5) days of notice thereof from Fiserv, Fiserv may terminate this Agreement without further notice.

7.4 If you violate or fail to perform any of your obligations other than those specifically expressed in Sub-section 7.3 and fail to remedy any such breach within thirty (30) days of notice thereof by Fiserv, or if you become insolvent or cease to do business, then Fiserv may give notice declaring this Agreement is terminated at the expiration of such notice period.

7.5 Exercise of either party's right of termination shall not prejudice legal rights or remedies either party may have against the other in respect of any breach of this Agreement.

7.6 Your failure to pay any fees due on a timely basis is cause for termination of this Agreement.

8.   Maintenance

8.1 Annual Maintenance fees shall be based upon Fiserv's then current single copy license fee and will be invoiced thirty
     (30) days following the Effective Date. The following maintenance services will be provided:

          (a)  Telephone support during normal business hours
          (8:30 a.m. to 5:00 p.m. EST) for reasonable operator support.

          (b) On-site support and training when requested at Fiserv's then current hourly rate.

          (c) Program fixes to correct Software non-conformities with the functional specifications within a reasonable period of time upon notice.

          (d) Software updates as released by Fiserv. If you so request, Fiserv shall install such updates at Fiserv's then current hourly rate.

     Maintenance services selected by you shall be described on
     Schedule 1.

8.2 Fiserv shall not be required to provide maintenance services occasioned by improper use or unauthorized modifications of the Software. When you so request, Fiserv will attempt to restore the Software to proper working order at Fiserv's then current hourly rate.

8.3 You will reimburse Fiserv for reasonable travel and living expenses when maintenance and other services rendered herein so requires.

8.4  Fiserv shall give you thirty (30) days notice of Maintenance
     Fee increases unless provided otherwise.

9.   Non-Assignment

9.1 Neither party may assign or transfer its rights, duties, or obligations under this Agreement to any person or entity, in whole or in part, without the prior written consent of the other party, except that Fiserv may assign this Agreement to an affiliate.

10.  Entire Agreement

10.1 This Agreement constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto. This Agreement may not be amended or modified except by a written instrument executed by both parties.

10.2 Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party but not embodied herein.

11.  Notices

11.1 Any notice required or permitted to be given hereunder shall be given in writing by (a) air courier to the addresses set out above (or to any subsequent address designated by either party for the purpose of receiving notices); or (b) confirmed facsimile.

12.  Action

12.1 No action, regardless of form, arising out of this Agreement may be brought more than two (2) years after such cause of action has accrued.

13.  General Terms

13.1 Except for disputes relating to intellectual property rights or confidential information, both parties agree to arbitrate disputes arising under this Agreement using the services of the American Arbitration Association in Florida, with all decisions by the arbitrator final. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

13.2 The prevailing party in an action brought against the other to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs, expenses, and attorneys' fees of bringing such action.

13.3 The section headings used herein are inserted only as a matter of convenience and for reference and shall not affect the construction or interpretation of this Agreement.

13.4 Neither party shall be responsible for delays or failures in performance resulting from acts reasonably beyond the control of that party.

13.5 This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

13.6 If any provision of this Agreement is held to be unenforceable or invalid, the other provisions shall nevertheless continue in full force and effect.

13.7 The failure of either of the parties to insist upon strict performance of any of the provisions of this Agreement shall not be construed as the waiver of any subsequent default of a similar nature.

13.8 The attached Schedules form part of and are included in this
     Agreement:

Schedule 1 - Licensed Module(s), Term, Amount/ Maintenance and
Professional Services

Schedule 2 -  Implementation Summary


IN WITNESS whereof this Agreement has been executed as of the Effective Date by the following duly authorized representatives:


For and on behalf of Financial Institution

By:     \s\ Ed Everts
Title:  Senior Vice President

For and on behalf of Fiserv

By:       \s\ Rosemary K. Hartman
Title:    President, CBS USA

PROFESSIONAL SERVICES AGREEMENT

This PROFESSIONAL SERVICES AGREEMENT numbered 3810163 is entered into as of the Effective Date set forth below by and between

     Fiserv

a Corporation whose registered office is located at

     2601 Technology Drive
     Orlando, FL 32804

(hereinafter called 'Company') and

     Heartland Financial USA, Inc.

whose registered office is located at

     1398 Central Avenue
     Dubuque, Iowa 52001

(hereinafter called 'Client')

This Agreement shall be construed and enforced under the laws of Florida

Effective Date:     June 21, 1996

1.   Definitions

     In this Agreement, the following terms shall have the following meanings:

1.1 'Business Requirements' means the description of the Client's business needs and the functionality required.

1.2 "Client Confidential Information" means any confidential information concerning Client's business, that is labeled as such and all data pertaining to Client's customers.

1.3 'Computer System' means that dedicated computer machinery and manufacturer-supplied software identified in the License
     Agreement.

1.4 'Effective Date' means the date identified as such in this Agreement as the date upon which this Agreement shall commence.

1.5 'Fees' means the greater of the sums of amounts derived by multiplying either the minimum number of days specified on Schedule(s) 1 or the number of days or fractions of days worked within each grade by the daily fee rate as defined on the Schedule(s) 1.

1.6 'Functional Specifications' means the description of the detailed functionality changes to product, account and customer level processing.

1.7  'License Agreement' means that Agreement between Client and
     Company governing use of the Software System and as identified on Schedule 1.

1.8  'Location' means those premises specified on Schedule 1.

1.9 'Software System' means that Software System identified in the License Agreement.

1.10 'Specification Nonconformity' means a failure of the modified Software System to operate in accordance with the Functional Specifications.

1.11 'Taxes' means all sales, use, excise, value added, and other taxes and duties however designated which are levied by any taxing authority having jurisdiction over the Location. Taxes shall not include any levies by any taxing authority which are based upon the net income of Company.

1.12 'Third Party' means any party other than Company's employees or subcontractors and Client.

1.13 'Use' means copying or loading any portion of the Software System from storage units or media into any equipment for the processing of data by the Software System once so loaded, or the operation of any procedure or machine instruction utilizing any portion of either the computer program or instructional material supplied with the Software System. Use is deemed to occur at the location where any of the above processes happen. Use is limited to type of operations described in Company documentation solely to process Client's own work and that of majority-owned financial institutions. Use specifically excludes any service bureau or time-share services to minority-owned or unaffiliated third parties without prior written consent by Company and payment by Client of additional fees in accordance with mutually agreed terms.

2.   Agreement to Provide Professional Services

2.1 In consideration of the payment to Company by Client of the Fees and the cost of all items and services provided and any other expenses incurred by Company in connection with this Agreement, as defined on Schedule(s) 1, Company hereby agrees to provide personnel of the grades, and between the dates specified on Schedule(s) 1 to work on behalf of Client in accordance with the terms and conditions set out below.

2.2 All work which is to be performed by Company hereunder shall be based upon the preliminary Business Requirements listed on Schedule 2. Client shall utilize Schedule 2 to provide Company with all necessary information concerning its requirements for modifications to the Software System or other information requested by Company related to Company's performance of its obligations under this Agreement. Any estimates of costs and completion dates listed on the Schedules are referenced solely for the purpose of allowing Client to plan its budgets and schedules based upon the then available information.

2.3 Company shall provide a Preliminary Project Plan based upon the Business Requirements which shall be incorporated as
     Schedule 3 when appropriate. Schedule 3 shall contain a preliminary listing of the nature and timing of tasks for the project, some of which are to be performed by Company and some by Client. Company shall utilize reasonable efforts to meet the dates set forth in the Project Plan or any replacement thereof.

2.4 In the event that Company is to provide installation, conversion or training to Client for the Software System, the fees therefore shall be as specified on Schedule 1. The nature and timing of any installation, conversion and training shall be as specified in the Project Plan mutually agreed upon by the parties.

2.5 In the event that Company is to provide modifications to the Software System, the modifications shall be based upon specifications created by Company and approved by Client as provided below:

          (i) During the phase referred to on the Project Plan as "Functional Specifications," Company may develop Functional Specifications based upon the descriptions contained on Schedule 2 for Client's written approval. Company shall not be obligated to perform any further development work until Specifications have been accepted in writing by Client which acceptance shall not be unreasonably withheld or unduly delayed.

          (ii) Modifications, changes, enhancements, conversions, upgrades or additions to the Software System beyond those stated in the Functional Specifications shall be added only upon mutual written agreement. In the event the parties agree to add any such items, the Project Plan shall automatically be modified to the extent necessary to allow for the implementation or provision of the items.

          (iii)The Project Plan shall also set forth the time period after the acceptance of the Functional Specifications within which Company shall prepare "Functional Specifications" including an acceptance test script for the adaptations described therein. After Client's written acceptance of the Functional Specifications, which acceptance shall not be unreasonably withheld or delayed, Company shall commence activities to modify the Software System for use by Client in accordance with the Project Plan.

          (iv) The Software System adaptations shall be deemed to have been accepted by Client either upon the completion of a formal Acceptance Test (as set forth in the test scripts) or 30 days after delivery of the modified Software System, whichever occurs first. Acceptance by Client will not be unreasonably withheld or unduly delayed. Client agrees promptly to notify Company in writing (and with reasonable particularity) upon conclusion of the Acceptance Test or earlier upon discovery of any Specification Nonconformities disclosed by such testing or use. Company shall correct any Specification Nonconformities disclosed by such testing without further charge to Client within a reasonable time of Client's notice.

3.   Use Of And Rights To Company's Work Product

     All information, reports, studies, object or source code, flow charts, diagrams and other tangible or intangible material of any nature whatsoever produced by or as a result of any of the services performed hereunder shall be the sole and exclusive property of Company or its corporate parent. Client shall be entitled to Use all such work product produced by Company in accordance with the terms and conditions of the License Agreement. Nothing contained in this Agreement shall be deemed to provide greater rights with respect to the Software System, as modified for Client's use herein, than those provided in the License Agreement.

4.   Warranties

4.1 Company warrants that the Services described in this Agreement shall be performed in a workmanlike manner and in accordance with standards applicable to the financial software services industry.

4.2 No warranty, condition, undertaking or term, statutory or otherwise, is given or to be implied as to the suitability, condition, quality, performance, or merchantability of goods supplied for any particular purpose or for use under any specific conditions, notwithstanding that such purpose or condition may be known or made known to Company and all such warranties, condition, undertakings, or terms are hereby nullified and excluded.

5.   Rescheduling

     If Client is unable to provide access to required facilities or personnel or is unable to meet its tasks assigned on Schedules 2 and 3 in a timely manner, Company will endeavor to reschedule tasks to minimize the non-productive time arising. All such non-productive time is chargeable to Client. If such non-productive time is expected to be significant, Company will endeavor to reassign its personnel to other suitable work. In this event, Client will not be charged for the time personnel were reassigned.

6.   Fees

6.1  The fees are based on a workday as defined on Schedule(s) 1.
     Additional fees may be raised in respect of hours worked outside these at the request of Client at the rates previously agreed in writing by Client.

6.2 If support is primarily required in part days, Company may notify Client that an hourly fee rate shall apply. The hourly rate will be calculated pro-rata of the stated daily rate unless otherwise agreed.

6.3 The daily rates quoted in the table will be valid for three months from the effective date listed on the relevant
     Schedule 1. Thereafter, they will be subject to change by Company on one-month's notice.

6.4 A higher fee may be applied for an individual whose support to Client has advanced to a new job grade or after one month's notice if his general development warrants a job upgrade by Company.

7.   Payment of Fees and Expenses

7.1 Company shall add to each invoice and Client shall pay any Taxes applicable to the Services.

7.2 Except as expressly provided in this Agreement to the contrary, Client agrees to pay the reasonable travel and living expenses (including any duties or tariffs but excluding any employment taxes imposed by the country governing the Location) of any employees of Company and its authorized contractors who render services at either the Location or any other Client site in connection with the activities described in this Agreement. All expenses shall be itemised on invoices submitted by Company and shall be due and payable upon presentation of each invoice as provided herein.

7.3 Each payment to be made to Company under this Agreement shall be paid by Client, in funds as specified on Schedule 1, within fifteen (15) days of the date of an invoice in respect thereof and the time of payment shall be of the essence of this Agreement.

7.4 Invoices will be raised monthly by Company or at such less frequent intervals as it decides in its discretion.

7.5 If the whole or any part of any invoice remains outstanding for 30 days or more, Client agrees to pay an agreed financial charge calculated at the rate of one and one-half percent (1-1/2%) per part or complete month on the overdue balance, and in addition, Company may at its sole option terminate this Agreement. Company shall pay the same financial charge on the amount of any credit due to Client for sums previously paid by Client which were the subject of a dispute resolved in Client's favor.

8.   Limitation of Liability of the Parties

8.1 Each party shall indemnify and hold the other harmless against any

     (a)  loss of or any damage to any tangible property or

     (b)  injury to or death of any person;
     caused by the negligence of, breach of statutory duty by, or willful misconduct of the indemnifying party's employees, agents, or sub-contractors.

8.2 Company shall have no liability with respect to its obligations under this agreement or otherwise for loss of goodwill, or for special, indirect, consequential, or incidental damages, whether in tort or in contract, even if it has been advised of the possibility of such damages. In any event, the liability of Company to Client upon any cause of action, not including an infringement action, shall be limited to the amount of any Professional Services Fee which Client has paid to company in the twelve-month period prior to the date on which such cause of action accrued. Notwithstanding the above, the Company's liability with respect to infringement actions is set forth in Section 18.

9.   Termination

9.1 Client may terminate this Agreement after payment of the fees in full by giving one month prior notice in writing to Company provided always that termination under this sub-clause shall not prevent Company from recovering any outstanding fees and expenses.

9.2 Client may within one month of receipt of a notice by Company of a fee increase elect to terminate the Agreement as of the date upon which the fee increase takes effect.

9.3 Client may terminate the Agreement in the event of a material default by Company that is not cured within the applicable cure period specified in this Agreement, or a reasonable cure period (with the minimum being thirty (30) days if no other cure period is stated) from receipt by Company of written notice specifying the nature of the default with reasonable particularity.

9.4 If Client violates or fails to perform any of the terms or conditions of this Agreement and fails to remedy any such breach within thirty (30) days of notice thereof from Company, or if Client shall become insolvent, then Company may give a written notice declaring this Agreement is terminated at the expiration of such notice period.

9.5 Exercise of the right of termination afforded to either party by this Agreement shall not prejudice legal rights or remedies either party may have against the other in respect of any breach of the terms of this Agreement.

10.  Non-Disclosure

10.1 Client acknowledges that
          (a) the Software System, including all specifications, work product, translations and other materials developed by Company under this Agreement, and

     (b)  the terms and conditions of this Agreement

               contain highly confidential, unique, secret and valuable information of Company. Client agrees that it shall not decompile, disassemble or reverse engineer the Software System and that it shall not sell, transfer, publish, disclose, display or otherwise make available to others the Software System, any materials relating to or forming a part of the Software System or any other proprietary information of Company without the prior written consent of Company. Client agrees to secure and protect the Software System and proprietary information and to take appropriate action by written agreement with its employees who are permitted access to such materials to satisfy its obligations hereunder. Client further agrees that it shall use its best efforts to assist Company in identifying and preventing any use or disclosure of any portion of the Software System or proprietary information. As a precondition of Client's request to Company for consent to disclose the Software System, in whole or in part, to a Third Party, Client shall obtain from such party an executed
          Schedule 4. All obligations and undertakings of Client relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement, shall survive the termination of this Agreement for any reason.

10.2 Company shall protect any Client Confidential Information from disclosure with the same degree of care afforded by Company to its own confidential information. All obligations and undertakings of Company specified herein with respect to Client Confidential Information shall survive the termination of this Agreement for whatever reason.

10.3 Client shall permit Company's authorized representatives at all reasonable times during Client's normal hours of operation to audit Client's Use at the Location to determine that the provisions of this Agreement are being faithfully performed. For that purpose, Company shall be entitled to enter into any of Client's premises and Client hereby irrevocably grants authority to Company and authorized representative to enter such premises for such purpose. Any such audit shall be conducted in such a manner as to minimize the disruption to Client's business and/or the Use of the Software System.

10.4 Client shall promptly notify Company if it becomes aware of any breach of confidence relating to the Software System or other Company proprietary information and give Company all reasonable assistance in connection with Company's investigation of same.

11.  Non Recruitment

     For the duration of this Agreement and for one (1) year thereafter, neither party shall recruit nor employ any personnel employed by the other party and introduced in connection with the performance of this Agreement or otherwise discourage such personnel from continuing their employment with the other party without the prior written consent of the other party.

12.  Force Majeure

     Neither party shall be responsible for delays or failures in performance resulting from acts reasonably beyond the control of that party.

13.  Variation

     No variation of this Agreement shall be binding on either party unless such variation is in writing and signed by the duly authorized representatives of both parties.

14.  Notices

               Any notice required to be given hereunder shall be given by sending the same

                    (a) by air courier to the addresses as first set out above, or to any subsequent address designated by either party for the purpose of receiving notices pursuant to this Agreement, and any notice so sent shall be deemed to have been given three (3) business days after the same was mailed; or

          (b)  by confirmed facsimile.

15.  Entire Agreement

15.1 No action, regardless of form, arising out of this agreement, shall be brought by Client more than two (2) years after such cause of action shall have accrued.

15.2 This instrument constitutes the entire Agreement between the parties on the subject matter hereof and supersedes all previous agreements, arrangements and undertakings with respect thereto.

15.3 Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party and not embodied herein.

16.  Schedules

     The attached Schedules form part of and are included in this Agreement.

17.  General Terms

17.1 In the event that a dispute arises concerning the terms of this Agreement the aggrieved party shall refer such dispute to arbitration as specified herein. Such arbitration shall be held in the City or suburbs of Orlando, Florida, in accordance with the rules of the American Arbitration Association pertaining to the Resolution of Computer Disputes ("AAA Rules") then in effect. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the parties. The arbitrators shall have the authority to grant any legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter.

17.2 The prevailing party in an action brought against the other to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs and expenses of bringing such action including its reasonable attorneys fees.

17.3 Company and Client agree that each provision in this Agreement is deemed equally essential to each party.

17.4 The section headings used herein are inserted only as a matter of convenience and for reference and shall not affect the construction or interpretation of this Agreement.

17.5 If any provision of this Agreement is held to be unenforceable, all other provisions will nevertheless continue in full force and effect.

17.6 The failure of either of the parties to insist upon strict performance of any of the provisions of this Agreement shall not be construed as the waiver of any subsequent default of a similar nature.

18.  Indemnity

18.1 Company shall indemnify Client and hold it harmless against any claim or action which alleges that the use of the modifications to the Software System supplied hereunder infringes a patent, copyright or other proprietary right of a third person enforceable in the Location. Client agrees that it will notify Company promptly in writing of any such claim and grants Company sole right to control the defense and disposition of such claim.

18.2 If as a result of any such claim Company or Client is permanently enjoined from using the modifications to the Software System by a final non-appealable decree, Company at its sole option and expense may procure for Client the right to continue to use the modifications or at its sole option and expense, may replace or change the modifications so as to settle such claim. If replacement or change of the modifications is not reasonably practical in the sole opinion of Company (reasonably applied), after giving due consideration to all factors including financial expense, Company shall discontinue Client's license to use such modifications upon written notice to Client and shall refund to Client all professional services fees related to such infringing modifications paid to Company under this Agreement. The foregoing states the entire liability of Company with respect to infringement of any copyrights, patents or other proprietary rights of a third party by the modifications to the Software System, and Client hereby expressly waives any other such liabilities. This indemnity shall not apply to any modifications made to the Software System by or on behalf of Client, unless the modifications are made or approved by Company personnel nor shall the indemnity apply to an infringement which arises out of the use by Company of Client supplied proprietary information.

IN WITNESS whereof this Agreement has been executed as of the Effective Date set forth on Page 1 by the following duly authorized representatives:

Signed for and on Behalf of Company

By:       \s\ Ed Everts
Title:    Senior Vice President

Signed for and on Behalf of Client

By:       \s\ Rosemary K. Hartman
Title:    President, CBS USA